EXHIBIT 1
Joint Filing Agreement
          Pursuant to and in accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each person identified below agrees to the joint filing of a Statement on Schedule 13D (and any and all amendments thereto) relating to shares of Common Stock, no par value per share, of PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation, on behalf of each of them and further agrees that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement effective as of April 12, 2006.

Parkcentral Global Hub Limited
By:	Parkcentral Capital Management, L.P.
Its:	Investment Adviser

By:	/s/ David Radunsky
Name:	David Radunsky
Title:	Chief Operating Officer

Parkcentral Capital Management, L.P.
By:	/s/ David Radunsky
Name:	David Radunsky
Title:	Chief Operating Officer

/s/ Steven Blasnik
Steven Blasnik

Petrus Securities, L.P.
By:	/s/ David Radunsky
Name:	David Radunsky
Title:	Chief Operating Officer

Hill Air Company I, LLC
By:	/s/ David Radunsky
Name:	David Radunsky
Title:	Chief Operating Officer